To the Shareholders and Board of Directors of AHA Investment Funds, Inc.

In planning and performing our audits of the
financial statements of
AHA Investment Funds, Inc. for the year ended June
30, 2005, we
considered its internal control, including control
activities for
safeguarding securities, in order to determine our
auditing procedures
for the purpose of expressing our opinion on the
financial statements
and to comply with the requirements of Form N-SAR,
not to provide
assurance on internal control.
The management of AHA Investment Funds, Inc. is
responsible for
establishing and maintaining internal control.  In
fulfilling this
responsibility, estimates and judgments by
management are required to
assess the expected benefits and related costs of
controls.  Generally,
controls that are relevant to an audit pertain to
the entity's
objective of preparing financial statements for
external purposes that
are fairly presented in conformity with U.S.
generally accepted
accounting principles.  Those controls include the
safeguarding of
assets against unauthorized acquisition, use, or
disposition.
Because of inherent limitations in internal control,
error or fraud may
occur and not be detected.  Also, projection of any
evaluation of
internal control to future periods is subject to the
risk that it may
become inadequate because of changes in conditions
or that the
effectiveness of the design and operation may
deteriorate.
Our consideration of internal control would not
necessarily disclose
all matters in internal control that might be
material weaknesses under
standards of the Public Company Accounting Oversight
Board (United
States).  A material weakness is a condition in
which the design or
operation of one or more of the internal control
components does not
reduce to a relatively low level of risk that
misstatements caused by
error or fraud in amounts that would be material in
relation to the
financial statements being audited may occur and not
be detected within
a timely period by employees in the normal course of
performing their
assigned functions.  However, we noted no matters
involving internal
control and its operation, including controls for
safeguarding
securities, that we consider to be material
weaknesses as defined above
as of June 30, 2005.
This report is intended solely for the information
and use of
management, the Board of Directors of AHA Investment
Funds, Inc. and
the Securities and Exchange Commission and is not
intended to be and
should not be used by anyone other than these
specified parties.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
August 15, 2005